As filed with the Securities and Exchange Commission on August 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0214719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address of Principal Executive Offices)	(Mailing Address)

Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan

(Full title of the plan)

Mark E. Watson III

President and Chief Executive Officer

Argo Group International Holdings, Ltd.

110 Pitts Bay Road

Pembroke HM08

Bermuda

Telephone: (441) 296-5858

(Name, address and telephone number, including area code, of agent for service)

Copies to:

R. Scott Falk, P.C.

Roger D. Rhoten

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Telephone: (312) 862-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, par value $1.00 per share	200,000 shares	$35.305	$7,061,000	$394.00

(1)	This registration statement shall also cover any additional common shares which become issuable under the Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the registrant’s outstanding common shares.
(2)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($35.69) and low ($34.92) sale prices of the common stock, as reported on the NASDAQ Global Select Market on August 11, 2009, a date within 5 business days prior to the date of filing this registration statement.

EXPLANATORY NOTE

In accordance with general instruction E of Form S-8, this Form S-8 Registration Statement incorporates by reference the Form S-8 registration statement (Registration No. 333-147967) filed by Argo Group International Holdings, Ltd. on December 10, 2007 (the “Original Filing”), which for the avoidance of doubt includes all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Original Filing and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on August 12, 2009.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Mark E. Watson III
Name:	Mark E. Watson III
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark E. Watson III and Jay S. Bullock with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorney or his substitute or substitutes shall do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 12, 2009.

Signature	Title

/s/ Mark E. Watson III Mark E. Watson III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay S. Bullock Jay S. Bullock	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ F. Sedgwick Browne F. Sedgwick Browne	Director

/s/ H. Berry Cash H. Berry Cash	Director

/s/ Bradley E. Cooper	Director
Bradley E. Cooper

/s/ Hector DeLeon	Director
Hector DeLeon

/s/ Mural R. Josephson	Director
Mural R. Josephson

/s/ Frank Maresh	Director
Frank Maresh

/s/ John R. Power, Jr.	Director
John R. Power, Jr.

/s/ Gary V. Woods	Director
Gary V. Woods

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).